Exhibit 10.1
EXECUTION COPY

FIRST LIEN AMENDMENT NO. 1 (this “Amendment”) dated as of July 14, 2006, to the Credit Agreement dated as of September 21, 2004 (as amended, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), among DENNY’S, INC., a California corporation, DENNY’S REALTY, LLC (f/k/a Denny’s Realty, Inc.), a Delaware limited liability company (each of the foregoing, individually, a “Borrower” and, jointly and severally, and collectively, the “Borrowers”), DENNY’S CORPORATION, a Delaware corporation (“Parent”), DENNY’S HOLDINGS, INC., a New York corporation (“Denny’s Holdings”), DFO, LLC (f/k/a DFO, Inc.), a Delaware limited liability company (“DFO”), the Lenders (as defined in the First Lien Credit Agreement), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders, and UBS SECURITIES LLC, as syndication agent (in such capacity, the “Syndication Agent”) for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the First Lien Credit Agreement, as amended hereby.

WHEREAS, pursuant to the First Lien Credit Agreement, the Lenders have extended credit to the Borrowers;

WHEREAS the Borrowers, Parent, Denny’s Holdings and DFO have requested that certain provisions of the First Lien Credit Agreement be amended as set forth herein; and

WHEREAS the Required Lenders are willing to amend such provisions of the First Lien Credit Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. As used in this Amendment:

 “Second Lien Amendment No. 1” means the Second Lien  Amendment No. 1 dated as of July 14, 2006, among the Borrowers, Parent, Denny’s Holdings, DFO, the Lenders party thereto, the Administrative Agent and the other Agents party thereto.

SECTION 2. Amendments to Section 1.01. (a) Section 1.01 of the First Lien Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“First Lien Amendment No. 1” means the First Lien Amendment No. 1 dated as of July 14, 2006, among the Borrowers, Parent, Denny’s Holdings, DFO, the Lenders party thereto, the Administrative Agent and the other Agents party thereto.

“Restaurant Businesses” shall have the meaning assigned to such term in Section 6.05(e).

“Specified Properties” shall mean the properties listed on Schedule 1 to First Lien Amendment No. 1.

(b) The definition of the term “Act” in Section 1.01 of the First Lien Credit Agreement is hereby amended by replacing the text “9.17” with the text “9.18”

(c) The definition of the term “Consolidated Total Debt” in Section 1.01 of the First Lien Credit Agreement is hereby amended as follows:

(i) by replacing, in clause (c) of such definition, the text “aggregate amount not to exceed $45,000,000” with the text “aggregate amount not to exceed $55,000,000”

(ii) by replacing, in clause (c) of such definition, the text “of which up to (i) $45,000,000” with the text “of which up to (i) $55,000,000”

(d) The definition of the term “Reduction Event” in Section 1.01 of the First Lien Credit Agreement is hereby amended by inserting, immediately after the text “Sale” in clause (a) of such definition, the text “, provided that, other than for purposes of clause (a) of the definition of “Excess Cash Flow”, no sale of any of the Specified Properties shall constitute a Reduction Event”

SECTION 3. Amendment to Section 2.04. Section 2.04(a)(i) of the First Lien Credit Agreement is hereby amended by replacing the text “45,000,000” with the text “55,000,000”

SECTION 4. Amendments to Section 6.05. Section 6.05 of the First Lien Credit Agreement is hereby amended as follows:

(a) by deleting clause (e) of such Section in its entirety and replacing it with the following text:

“(e) Parent, any Borrower or any Subsidiary Loan Party may sell, transfer, sell a franchise in or otherwise dispose of restaurants or property (including real property, improvements, fixtures and equipment) relating to current or former restaurants of such person (such restaurants and property are collectively referred to as  “Restaurant Businesses”) for consideration determined by the board of directors of the person that owns such Restaurant Businesses to be equal to the Fair Market Value of the Restaurant Businesses sold, transferred or otherwise disposed of, provided that the aggregate Fair Market Value of all assets disposed of pursuant to this clause (e) shall not exceed $15,000,000 in any fiscal year;”

(b) by deleting the text “and” at the end of clause (i) of such  Section and inserting the following new text immediately after the semicolon at the end of clause (j) of such Section:

“and

(k) Parent, any Borrower or any Subsidiary Loan Party may sell the Specified Properties; provided that 100% of the Net Cash Proceeds of each sale of any of the Specified Properties shall be used to prepay Term Loans and, if applicable, to prepay Revolving Loans and cash collateralize Letters of Credit as if such sale was a Reduction Event described in clause (a) of the definition of the term “Reduction Event”, except that any such prepayment and, if applicable, cash collateralization shall occur on the fifth Business Day of the month following the month in which such sale occurs; provided further that, notwithstanding anything in this Agreement to the contrary, (i) none of the Net Cash Proceeds of any sale of any of the Specified Properties shall be used to acquire Reinvestment Assets and (ii) Parent shall deliver to the Administrative Agent a certificate of a Financial Officer promptly following receipt of any Net Cash Proceeds (and in any event no later than the fifth Business Day of the month following the month in which such Net Cash Proceeds were received) of a sale of any of the Specified Properties setting forth a reasonably detailed calculation of the amount of such Net Cash Proceeds;”

(c) by replacing, in the proviso at the end of such Section, the text “(b) or (c)” with the text “(b), (c) or (k)”

(d) by replacing, just before clause (B) of the proviso at the end of such Section, the text “ and” with the text “,”

(e) by replacing the text “.” at the end of the proviso at the end of such Section with the text “ and (C) $500,000 for all such sales, transfers, exchanges or other dispositions permitted by clause (k) shall not be permitted unless such disposition is for at least 90% cash consideration.”

SECTION 5. Amendments to Article IX. Article IX of the First Lien Credit Agreement is hereby amended as follows:

(a) by deleting the text “and” at the end of clause (b)(ii)(C) of Section 9.04 and replacing the text “.” at the end of clause (b)(ii)(D) of Section 9.04 with the following new text:

“;

(E) the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding);

(F) no assignment shall be made to either Borrower or any of either Borrower’s Affiliates or subsidiaries; and

(G) no assignment shall be made to a natural person.”

(b) by renumbering Section 9.17 as Section 9.18 and inserting the following Section immediately after Section 9.16:

“SECTION 9.17. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, each Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between each Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, and     each Borrower and each other Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent and the Arrangers is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Borrower, any other Loan Party or any of their respective Affiliates, stockholders, creditors or employees or any other person; (iii) neither the Administrative Agent nor any Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Arranger has advised or is currently advising any Borrower, any other Loan Party or any of their respective Affiliates on other matters) and neither the Administrative Agent nor any Arranger has any obligation to any Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Arrangers and their respective Affiliates may be engaged in a broad range of  transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arrangers have not provided and  will not provide any legal accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrowers and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Borrowers and the other Loan Parties hereby waives and releases to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty with respect to the transactions contemplated hereby.”

SECTION 6. Amendment to Exhibit B. Exhibit B of the First Lien Credit Agreement is hereby amended and restated in its entirety by Exhibit B attached hereto.

SECTION 7. Representations and Warranties. Each of Parent, Denny’s Holdings, DFO and the Borrowers represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of Parent, Denny’s Holdings, DFO and each Borrower, enforceable against each of them in accordance with its terms.

(b) The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the Effective Date (as defined below), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c) Immediately before and after giving effect to this Amendment, no Default shall have occurred and be continuing.

SECTION 8. Conditions. This Amendment shall become effective as of the date first above written (the “Effective Date”) when (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrowers, Parent, Denny’s Holdings, DFO and the Required Lenders, (b) Second Lien Amendment No.1 shall have become or shall simultaneously become effective in accordance with its terms and (c) all fees and, to the extent invoiced prior to the date hereof, expenses required to be paid or reimbursed by the Borrowers under or in connection with this Amendment or the First Lien Credit Agreement (including all reasonable invoiced fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel to the Administrative Agent) shall have been paid or reimbursed.

SECTION 9. First Lien Credit Agreement. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Borrowers, Parent, Denny’s Holdings or DFO under the First Lien Credit Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the First Lien Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle either Borrower, Parent, Denny’s Holdings or DFO to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the First Lien Credit Agreement or any other Loan Document in similar or different circumstances. From and after the date hereof, any reference in the Loan Documents to the First Lien Credit Agreement shall mean the First Lien Credit Agreement as modified hereby.

SECTION 10. Applicable Law; Waiver of Jury Trial. (a) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.10 OF THE FIRST LIEN CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 11. Counterparts; Amendments. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment. Except as otherwise permitted by Section 9.02 of the First Lien Credit Agreement, this Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrowers, Parent, Denny’s Holdings, DFO and the Required Lenders.

SECTION 12. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

DENNY’S, INC.,
By
/s/ F. Mark Wolfinger
Name: F. Mark Wolfinger
Title: SVP & CFO

DENNY’S REALTY, LLC, f/k/a Denny’s Realty, Inc.,
By
/s/ F. Mark Wolfinger
Name: F. Mark Wolfinger
Title: SVP & CFO

DENNY’S CORPORATION,
By
/s/ F. Mark Wolfinger
Name: F. Mark Wolfinger
Title: SVP & CFO

DENNY’S HOLDINGS, INC.,
By
/s/ Nicholas Fortuna
Name: Nicholas Fortuna
Title: Vice President

DFO, LLC, f/k/a DFO, Inc.,
By
/s/ F. Mark Wolfinger
Name: F. Mark Wolfinger
Title: SVP & CFO

BANK OF AMERICA, N.A., individually and as Administrative Agent, as Issuing Bank, as Collateral Agent and a Lender,
By
/s/ John Schmidt
Name: John Schmidt
Title: Vice President